                    20TH CENTURY INDUSTRIES AND SUBSIDIARIES

EXHIBIT 11:   COMPUTATION OF EARNINGS PER COMMON SHARE

                                            Three Months Ended September 30,  Nine Months Ended September 30,
                                            --------------------------------  -------------------------------
                                                      1997           1996           1997           1996
                                                      ----           ----           ----           ----
                                                        (Amounts  in thousands, except per share data)
Primary:

Average shares outstanding                           51,582         51,465         51,552         51,461

Net effect of dilutive stock
    warrants and options based
    on the modified treasury
    stock method using average
    market price                                      9,997          6,629          8,830          7,279
                                                  ---------      ---------      ---------       --------
Totals                                               61,579         58,094         60,382         58,740
                                                  ---------      ---------      ---------       --------
                                                  ---------      ---------      ---------       --------
Net income
                                                  $  33,218      $  24,345      $  91,597       $ 81,856
Dividends on preferred stock                         (5,061)        (5,061)       (15,185)       (15,185)
                                                  ---------      ---------      ---------       --------
Net income applicable
    to common stock                               $  28,157      $  19,284      $  76,412       $ 66,671
                                                  ---------      ---------      ---------       --------
                                                  ---------      ---------      ---------       --------
Earnings per common share                         $    0.46      $    0.33      $    1.27       $   1.14
                                                  ---------      ---------      ---------       --------
                                                  ---------      ---------      ---------       --------

                  20TH CENTURY INDUSTRIES AND SUBSIDIARIES

                                             Three Months Ended September 30,  Nine Months Ended September 30,
                                             --------------------------------  -------------------------------
                                                       1997           1996           1997           1996
                                                       ----           ----           ----           ----
                                                         (Amounts  in thousands, except per share data)
Fully diluted:

Average shares outstanding                           51,582         51,465         51,552         51,461

Net effect of dilutive stock
    warrants and options based
    on the modified treasury
    stock method using average
    market price
                                                     10,524          7,794         10,508          7,791

Assuming conversion
    of convertible
    preferred stock                                  19,855         19,855         19,855         19,855
                                                  ---------      ---------      ---------      ---------
Totals                                               81,961         79,114         81,915         79,107
                                                  ---------      ---------      ---------      ---------
                                                  ---------      ---------      ---------      ---------
Net income                                        $  33,218      $  24,345      $  91,597      $  81,856
Net interest expense reduction                            -              -              -              -
                                                  ---------      ---------      ---------      ---------
Net income applicable
    to common stock                               $  33,218      $  24,345      $  91,597      $  81,856
                                                  ---------      ---------      ---------      ---------
                                                  ---------      ---------      ---------      ---------
Earnings per common share                           $  0.41        $  0.31        $  1.12        $  1.04
                                                  ---------      ---------      ---------      ---------
                                                  ---------      ---------      ---------      ---------

                                       26